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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K
                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

 Date of Report (Date of earliest event reported): November 2, 2001
                                                              (October 26, 2001)



                              VALUESTAR CORPORATION
             (Exact name of registrant as specified in its charter)



       Colorado                      0-22619                84-1202005
       --------                      -------                ----------
(State or other jurisdiction of   (Commission File        (I.R.S. Employer
incorporation)                        Number)            Identification No.)

360-22nd Street, #400, Oakland, California                     94612
------------------------------------------                     -----
 (Address of principal executive offices)                    (Zip Code)

                                 (510) 808-1300
                                 --------------
              (Registrant's telephone number, including area code)



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ITEM 2.    ACQUISITION OR DISPOSITION OF ASSETS

On October 26, 2001 the Company's wholly-owned subsidiary, ValueStar, Inc. (a California corporation) (the "Subsidiary"), entered into a General Assignment for the Benefit of Creditors with Development Specialists, Inc. of Los Angeles, California (the "Assignee"). The Subsidiary has discontinued its business and assigned all of its assets to the Assignee. The assets include accounts receivable, equipment, furniture, software and other tangible and intangible assets. The independent Assignee is charged with the power to liquidate the assets and apply proceeds for the benefit of creditors as permitted by applicable law. The Subsidiary's liabilities exceed any amount reasonably expected from the liquidation of assets by the Assignee and therefore no distributions are expected from the Subsidiary to its parent, the Company.

The Company has no assets other than its ownership in the Subsidiary and accordingly no distributions from the liquidation of assets are anticipated to equity holders of the Company.

The description of this transaction is qualified in its entirety by the full text of the agreement attached as an exhibit hereto. Reference is also made to the Company's periodic reports filed with the Securities and Exchange Commission and, in particular, the risk factors set forth therein.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial statements of businesses acquired.
         None

(b) Pro forma financial information.
         None

(c) Exhibits

10.31 General Assignment for the Benefit of Creditors between ValueStar, Inc. and Development Specialists, Inc. dated October 26, 2001.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          VALUESTAR CORPORATION


Date: November 2, 2001                    By: /s/ JAMES A. BARNES
                                              --------------------
                                          James A. Barnes
                                          Treasurer and Secretary